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                                                                    EXHIBIT 10.1

                             REVOLVING CREDIT NOTE



$18,000,000.00                                               Modesto, California
                                                             April 15, 1997



     FOR VALUE RECEIVED, the undersigned, a Delaware corporation ("Maker"), promises to pay to the order of Richard D. Colburn ("Holder"), at Beverly Hills, California, or at such other place as may be designated in writing by Holder, within four (4) days after written demand, the principal balance plus accrued interest on an amount up to eighteen million dollars ($18,000,000) as represented by advances, repayments and readvances.

     Draws upon this Revolving Credit Note may be made in whole or in part as requested by Holder from time to time. Interest thereon from the date of such draw shall accrue on the outstanding principal balance at the same rate charged by Bank of America to the Company under the credit agreement between the bank and the Company dated February 26, 1997, as amended from time to time less any committment fee actually charged by the bank for such period. Changes in the rate hereunder shall be effective as of the first day of each calendar month, but in no event shall interest accrue at a rate in excess of the maximum rate of interest allowable under California law. Interest shall be payable monthly on the fifth business day of the following month.

     Principal and interest are payable in lawful money of the United States. If action be instituted on this note, the undersigned corporation promises to pay such sum as the court may fix as attorneys' fees.

IN WITNESS THEREOF, the undersigned has executed this Note on the above date.


                                        U.S. RENTALS, INC.



                                        BY /s/ John S. McKinney
                                           -----------------------
                                           John S. McKinney
                                           Chief Financial Officer